Exhibit 5.1

[LETTERHEAD OF VENABLE]

March 5, 2021

Chatham Lodging Trust
222 Lakeview Avenue, Suite 200
West Palm Beach, Florida 33401

    Re:    Registration Statement on Form S-3 (Registration No. 333-251600)

Ladies and Gentlemen:

We have served as Maryland counsel to Chatham Lodging Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to sale and issuance from time to time of common shares (the “Shares”) of beneficial interest, $0.01 par value per share, of the Company (the “Common Shares”) having an aggregate remaining offering price of up to $100,000,000. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act;
2. The Declaration of Trust of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Second Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions (the “Resolutions”) adopted by the Board of Trustees (the “Board”) of the Company relating to, among other matters, the registration, sale and issuance of the Shares in a continuous offering program, certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

Chatham Lodging Trust
March 5, 2021

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Declaration of Trust.

6. Prior to the issuance of any of the Shares, the price and certain other terms of issuance of such Shares will be authorized and approved by the Board or a duly authorized committee thereof in accordance with and not in violation of the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Trust Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Trust Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions (and any other resolutions adopted by the

Chatham Lodging Trust
March 5, 2021

Board or the pricing committee, as contemplated in the Resolutions) and the Trust Proceedings (and assuming that upon such issuance the total number of Common Shares issued and outstanding does not exceed the total number of Common Shares then authorized to be issued under the Declaration of Trust), the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offering (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,

/s/ Venable LLP